                                                                     EXHIBIT 4.2


                         SEVENTH SUPPLEMENTAL INDENTURE

                           DATED AS OF MARCH 19, 2002

                                     BETWEEN

                          THE WILLIAMS COMPANIES, INC.,

                                    AS ISSUER

                                       AND

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,

                                   AS TRUSTEE

                                Table of Contents

                                                                                              Page
                                                                                              ----
                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01.  Definition of Terms..............................................................1
Section 1.02.  Rules of Construction............................................................6

                                    ARTICLE 2
                               THE SERIES OF NOTES

Section 2.01.  Title Of The Securities..........................................................6
Section 2.02.  Form And Dating..................................................................6
Section 2.03.  Limitation On Aggregate Principal Amount.........................................8
Section 2.04.  Principal Payment Date...........................................................8
Section 2.05.  Interest And Interest Dates......................................................8
Section 2.06.  Redemption......................................................................10
Section 2.07.  Transfer And Exchange...........................................................10

                                    ARTICLE 3
                               EXECUTION OF NOTES

Section 3.01.  Execution of Notes..............................................................20

                                    ARTICLE 4
                            MISCELLANEOUS PROVISIONS

Section 4.01.  Ratification....................................................................20
Section 4.02.  Counterparts....................................................................20
Section 4.03.  Applicable Procedures...........................................................20
Section 4.04.  Governing Law...................................................................20
Section 4.05.  Counterparts....................................................................21

         SEVENTH SUPPLEMENTAL INDENTURE, dated as of March 19, 2002 (the "SEVENTH SUPPLEMENTAL INDENTURE"), between The Williams Companies, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "COMPANY"), and Bank One Trust Company, National Association (successor in interest to the First National Bank of Chicago), as trustee (the "TRUSTEE").

         WHEREAS, the Company executed and delivered the Indenture dated as of November 10, 1997 (the "BASE INDENTURE") to the Trustee to provide for the issuance from time to time of the Company's senior, unsecured debentures, notes, or other evidences of indebtedness (the "SECURITIES"), to be issued in one or more series as might be determined by the Company under the Base Indenture; and

         WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of two new series of its Securities to be known as its 8.125% Notes due March 15, 2012 (the "8.125% NOTES") and 8.75% Notes due March 15, 2032 (the "8.75% NOTES" and, together with the 8.125% Notes, the "NOTES"), respectively, the form and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Seventh Supplemental Indenture (together, the "INDENTURE"); and

         WHEREAS, the Company has requested that the Trustee execute and deliver this Seventh Supplemental Indenture and all requirements necessary to make this Seventh Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed, authenticated and delivered by the Company, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Seventh Supplemental Indenture has been duly authorized in all respects.

         NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and terms of the Notes, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Section 1.01 Definition of Terms. Unless the context otherwise requires:

                  (a) a term defined in the Base Indenture has the same meaning when used in this Seventh Supplemental Indenture;

                  (b) a term defined anywhere in this Seventh Supplemental Indenture has the same meaning throughout;

                  (c) the singular includes the plural and vice versa;

                  (d) headings are for convenience of reference only and do not affect interpretation;

                  (e) the following terms have the meanings given to them in this Section 1.01(e):

         "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear or Clearstream, Luxembourg, as the case may be, that apply to such transfer or exchange.

         "CLEARSTREAM, LUXEMBOURG" means Clearstream Banking, societe anonyme, or any successor.

         "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

         "COMPARABLE TREASURY PRICE" means, with respect to any redemption date,
(1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

         "DEFINITIVE NOTE" means a certificated Note in the form of Exhibit A-1 or A-2 hereto, registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, except that such Note shall not bear the Global Note Legend.

         "DEPOSITARY" has the meaning assigned to it in Section 2.02(a) hereof.

         "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear System or any successor.

         "EXCHANGE NOTES" means the Notes of the applicable series issued in the Exchange Offer pursuant to Section 2.07(f) hereof; following the exchange of interests in the applicable Rule 144A Global Notes, the Regulation S Global Notes and any Restricted Definitive Note for Exchange Notes pursuant to an effective registration statement, the defined term "Exchange Notes" and "Notes" shall have the same meaning and be entitled to the same rights under the Indenture.

         "EXCHANGE OFFER" means the exchange offer by the Company of the Exchange Notes for the Notes of the applicable series issued in reliance upon an exemption from registration under the Securities Act on the date hereof in accordance with the provisions of the Registration Rights Agreement.

         "EXCHANGE OFFER REGISTRATION STATEMENT" means an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein filed by the Company in accordance with the Registration Rights Agreement in connection with the Exchange Offer.

         "GLOBAL NOTES" means, individually and collectively, any of the Notes issued as Registered Global Securities under the Indenture.

         "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.4 of the Indenture, which is required to be placed on all Registered Global Securities issued under the Indenture.

         "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "INDEPENDENT INVESTMENT BANKER" means one of the Reference Treasury Dealers appointed by the Company.

         "INITIAL PURCHASER" means each of Lehman Brothers Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., ABN AMRO Incorporated, Barclays Capital Inc., BMO Nesbitt Burns Corp., BNP Paribas Securities Corp., BNY Capital Markets, Inc., CIBC World Markets Corp., Fleet Securities, Inc., Mizuho International plc, RBC Dominion Securities Corporation, The Royal Bank of Scotland plc, Scotia Capital (USA) Inc., TD Securities (USA) Inc. and UBS Warburg LLC.

         "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the applicable series of Notes for use by such Holders in connection with the Exchange Offer.

         "NON-U.S. PERSON" means a Person who is not a U.S. Person.

         "NOTES" has the meaning assigned to it in the recitals hereto.

         "PARTICIPANT" means, with respect to Euroclear or Clearstream, Luxembourg or the Depositary, a Person who has an account with Euroclear or Clearstream, Luxembourg or the Depositary, as the case may be (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream, Luxembourg).

         "PARTICIPATING BROKER DEALEr" means the Initial Purchasers and any other broker-dealer which makes a market in the Notes and exchanges Notes in the Exchange Offer for Exchange Notes.

         "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.07(f)(i) to be placed on all Notes issued under the Indenture except where otherwise permitted by the provisions of the Indenture.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "REFERENCE TREASURY DEALER" means Lehman Brothers Inc. and J.P. Morgan Securities Inc. and their respective successors and, at the option of the Company, additional primary U.S. Government securities dealers ("PRIMARY TREASURY DEALERS"); provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

         "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of March 19, 2002, by and among the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

         "REGISTRAR" means the registrar, transfer agent and paying agent of the Company in respect of the Notes which shall initially be the Trustee hereunder.

The Company may appoint additional co-registrars or terminate the appointment of an existing registrar at any time.

         "REGULATION S" means Regulation S promulgated under the Securities Act or any successor rule or regulation substantially to the same effect.

         "REGULATION S GLOBAL NOTE" means a Global Note in the form of Exhibit A-1 or A-2 hereto bearing the Global Note Legend and the legend in Section 2.07(f)(ii) hereof and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee.

         "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

         "RESTRICTED PERIOD" means the period beginning on the date hereof and ending on the later of April 28, 2002 and the completion of the distribution of the Notes by the Initial Purchasers.

         "RULE 144" means Rule 144 promulgated under the Securities Act, any successor rule or regulation to substantially the same effect or any additional rule or regulation under the Securities Act that permits transfers of restricted securities without registration such that the transferee thereof holds securities that are freely tradeable under the Securities Act.

         "RULE 144A" means Rule 144A promulgated under the Securities Act or any successor rule or regulation to substantially the same effect.

         "RULE 144A GLOBAL NOTE" means a Global Note in the form of Exhibit A-1 or A-2 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee.

         "RULE 903" means Rule 903 promulgated under the Securities Act or any successor rule or regulation substantially to the same effect.

         "RULE 904" means Rule 904 promulgated under the Securities Act or any successor rule or regulation substantially to the same effect.

         "SEC" means the United States Securities and Exchange Commission.

         "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

         "SHELF REGISTRATION STATEMENT" means a "shelf" registration statement of the Company filed pursuant to the provisions of the Registration Rights Agreement on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

         "TREASURY RATE" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "UNRESTRICTED GLOBAL NOTE" means a Global Note (other than a Regulation S Global Note) in the form of Exhibit A-1 or A-2 attached hereto that bears the Global Note Legend, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

         "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

         "U.S. PERSON" means a U.S. Person as defined in Rule 902(o) under the Securities Act.

         Section 1.02. Rules of Construction. For all purposes of this Seventh Supplemental Indenture:

         (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

         (b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Seventh Supplemental Indenture; and

         (c) the terms "herein", "hereof', "hereunder" and other words of similar import refer to this Seventh Supplemental Indenture.

                                    ARTICLE 2
                               THE SERIES OF NOTES

         Section 2.01. Title Of The Securities. There shall be two series of Securities designated as the "8.125% Notes due March 15, 2012" and the "8.75% Notes due March 15, 2032", respectively.

         Section 2.02. Form And Dating.

         (a) General.

         The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 or A-2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of US$1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Seventh Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Seventh Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Seventh Supplemental Indenture, the provisions of this Seventh Supplemental Indenture shall govern and be controlling.

         The Company hereby designates The Depository Trust Company as the initial Depositary for the Rule 144A Global Notes and the Regulation S Global Notes. References to the "Depositary" herein shall refer to the Depositary designated in the foregoing sentence.

         (a) Rule 144A Global Notes.

         Notes of each series offered and sold to QIBs shall be issued initially in the form of Rule 144A Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Each Rule 144A Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time as conclusively reflected in the books and records of the Trustee endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemption. Any change in the principal amount of a Rule 144A Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee as the custodian for the Depositary, at the direction of the Registrar, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

         (b) Regulation S Global Notes.

         Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. During the Restricted Period, interests in the Regulation S Global Note must be held through Euroclear or Clearstream, Luxembourg, if the holders are Participants in such systems, or indirectly through organizations that are Participants in such systems. Following the termination of the Restricted Period, beneficial interests in the Regulation S Global Note may be held, directly or indirectly, in the account of any Participant of the Depositary. Each Regulation S Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time as conclusively reflected in the books and records of the Trustee endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemption. Any change in the principal amount of a Regulation S Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee as the custodian for the Depositary, at the direction of the Registrar, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

         Section 2.03. Limitation On Aggregate Principal Amount. The aggregate principal amount of the 8.125% Notes shall not initially exceed US$650,000,000 and the aggregate principal amount of the 8.75% Notes shall not initially exceed US$850,000,000.

         Section 2.04. Principal Payment Date. The 8.125% Notes will mature and principal thereof will be due and payable, together with all accrued and unpaid interest thereon, on March 15, 2012. The 8.75% Notes will mature and principal thereof will be due and payable, together with all accrued and unpaid interest thereon, on March 15, 2032.

         Section 2.05 . Interest And Interest Dates. Interest on the Notes shall be payable semi-annually on March 15 and September 15 of each year beginning on September 15, 2002 (each, an "INTEREST PAYMENT DATE"); provided, however, that if an Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be the next succeeding Business Day, and no additional interest shall be paid in respect of such intervening period. The interest rate borne by the Notes will be 8.125% per annum, in the case of the 8.125% Notes, and 8.75% per annum, in the case of the 8.75% Notes, respectively, until the Notes are paid in full subject, however, to the following provisions. In the event that (i) the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 120th calendar day following the original issue of the Notes, (ii) the Exchange Offer Registration Statement has not been declared effective by the SEC on or prior to the 180th calendar day following the original issue of the Notes, (iii) the Exchange Offer is not consummated within 60 calendar days after the Exchange Offer Registration Statement has been declared effective by the SEC or (iv) a Shelf Registration Statement has not been filed or declared effective on or prior to the applicable dates specified in the Registration Rights Agreement (each such event in clauses (i) through (iv) above and in the next succeeding paragraph below, a "REGISTRATION DEFAULT"), the interest rate borne by the Notes shall be increased by an amount ("ADDITIONAL INTEREST") equal to an additional one quarter of one percent (0.25%) per annum upon the occurrence of each Registration Default, which rate will increase by an additional one quarter of one percent (0.25%) per annum for each 90-day period that such Additional Interest continues to accrue under any such circumstance, provided that the maximum aggregate increase in the interest rate will in no event exceed one half of one percent (0.5%) per annum; provided, that Additional Interest shall only be payable in the case a Shelf Registration Statement is not declared effective as aforesaid with respect to Notes that have the right to be included, and whose inclusion has been requested, in the Shelf Registration Statement, in the manner specified in the Registration Rights Agreement. Following the cure of all Registration Defaults applicable to the respective Notes, the accrual of Additional Interest will cease and the interest rate will revert to 8.125% per annum for the 8.125% Notes and 8.75% per annum for the 8.75% Notes.

         If a Shelf Registration Statement is declared effective but shall thereafter become unusable by a Holder of the Notes for any reason (whether or not the Company had the right to prevent the Holders from distributing Notes during any period pursuant to the Registration Rights Agreement) without being succeeded within two Business Days by a post-effective amendment thereto which cures the failure and that is immediately declared effective, the Notes included in such Shelf Registration Statement will bear Additional Interest at a rate equal to one quarter of one percent (0.25%) per annum for the first 90-day period (or portion thereof) beginning on the date that such Shelf Registration Statement ceases to be usable, which rate shall be increased by an additional one quarter of one percent (0.25%) per annum at the beginning of each subsequent 90-day period, provided that the maximum aggregate increase in the interest rate will in no event exceed one-half of one percent (0.5%) per annum. Upon the Shelf Registration Statement once again becoming usable, the interest rate borne by the Notes included therein will be reduced to the applicable original interest rate if the Company is otherwise in compliance with the Registration Rights Agreement with respect to such Notes at that time.

         For all purposes of this Seventh Supplemental Indenture, the term interest shall include "Additional Interest".

         The amount of interest payable on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

         The Company shall notify the Trustee within five Business Days after each and every date (an "EVENT Date") on which an event occurs in respect of which Additional Interest is required to be paid. The obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date. Additional Interest shall be paid by depositing with the Trustee for the benefit of the Holders of the Notes entitled to receive such Additional Interest, on or before the applicable Interest Payment Date, immediately available funds in sums sufficient to pay the Additional Interest then due. Additional Interest shall be payable to the Person otherwise entitled to be paid the interest payable on the Notes on such Interest Payment Date.

         Section 2.06. Redemption. The Notes will be redeemable in whole or in part, at the option of the Company, at any time at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and
(2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 37.5 basis points plus accrued interest thereon to the date of redemption.

         Section 2.07. Transfer And Exchange.

         (a) Transfer and Exchange of Global Notes.

         A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary stating that it is unwilling or unable to continue to act as a clearing agency for the Notes or is no longer a clearing agency registered under the Exchange Act or other applicable law and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice; (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or (iii) an Event of Default with respect to the Notes of such series has occurred and has not been cured, disregarding for this purpose any requirement of notice or that the default exist for a specified period of time; provided that in no event shall a Regulation S Global Note be exchanged by the Company for Definitive Notes prior to the expiration of the Restricted Period. Upon the occurrence of any of the preceding events, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes.

         The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the provisions of the Indenture and the applicable procedures of the Depositary. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Type of Global Note. Beneficial interests in any Rule 144A Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Rule 144A Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Regulation S Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Regulation S Global Note; provided, however, that prior to the expiration of the Restricted Period beneficial interests in the Regulation S Global Note may only be held through Euroclear of Clearstream, Luxembourg, if holders are Participants in such systems, or indirectly through organizations that are Participants in such systems. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, and, subject to any other requirement in this Section 2.07, the transferor of such beneficial interest must deliver to the Registrar:
         (1) a written order from a Participant or an Indirect Participant given to the Depositary, Euroclear or Clearstream, Luxembourg in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in a Global Note of another type in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B), subject to Section 2.07(a), (1) a written order from a Participant or an Indirect Participant given to the Depositary, Euroclear or Clearstream, Luxembourg in accordance with the Applicable Procedures directing the Depositary, Euroclear or Clearstream, Luxembourg to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be exchanged and (2) instructions given by the Depositary, Euroclear or Clearstream, Luxembourg to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the exchange; provided that in no event shall Definitive

         Notes be issued upon the exchange of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained herein and in the Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.07(g) hereof.

                  (iii) Transfer and Exchange of Beneficial Interests in a Rule 144A Global Note or a Regulation S Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Rule 144A Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if (x) the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and (y):

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal or via the Depositary's book-entry system that it is not (1) a broker- dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company, and such Letter of Transmittal or book- entry system certification shall satisfy the requirements of Section 2.07(b)(ii);

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Participating
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) such transfer is effected pursuant to Rule 144 of
                  the Securities Act, a letter in the form of Exhibit B with the certification set forth in paragraph 3(a) thereof is completed, and, if the Registrar so requests or the Applicable Procedures so require, an Opinion of Counsel to the effect that the transfer is permitted, and that upon transfer the Notes will not be restricted under the Securities Act, is furnished to the Registrar.

         If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Issuer Order in accordance with the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests so transferred.

                  (iv) Transfer of Beneficial Interests to and from Regulation S Global Notes.

                           (A) Transfer of Beneficial Interests in a Regulation
                  S Global Note Prior to the Termination of the Restricted Period for Beneficial Interests in a Rule 144A Global Note. A beneficial interest in any Regulation S Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in a Rule 144A Global Note, if (x) the transfer complies with the requirements of Section 2.07(b)(ii) above, and (y) the holder of the beneficial interest in the Regulation S Global Note delivers to the Trustee and the Registrar a letter in the form of Exhibit B with the certification set forth in paragraph 1 thereof completed.

                           (B) Transfer of Beneficial Interests in a Regulation
                  S Global Note Following the Termination of the Restricted Period for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Regulation S Global Note following the termination of the Restricted Period may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, if
                  (x) the transfer complies with the requirements of Section 2.07(b)(ii) above and (y) the holder of the Regulation S Global Note delivers to the Registrar a letter in the form of Exhibit B with the certification set forth in paragraph 3(b) thereof completed.

                           (C) Transfer of Beneficial Interests in a Rule 144A
                  Global Note for Beneficial Interests in a Regulation S Global Note. A beneficial interest in any Rule 144A Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in a Regulation S Global Note, if (x) the transfer complies with the requirements of Section 2.07(b)(ii) above and (y) the holder of the beneficial interest in the Rule 144A Global Note delivers to the Registrar a letter in the form of Exhibit B with the certification set forth in paragraph 2 thereof completed.

         (c) Exchange of Beneficial Interests in Global Notes for Definitive Notes.

                  (i) Beneficial Interests in Rule 144A Global Notes or Regulation S Global Notes to Unrestricted Definitive Notes. Subject to
         Section 2.07(a), a holder of a beneficial interest in a Rule 144A Global Note or Regulation S Global Note may exchange such beneficial interest for an Unrestricted Definitive Note only if such exchange is in accordance with the Applicable Procedures, and, if the Registrar so requests or the Applicable Procedures so require, an Opinion of Counsel or other certification to the effect that the exchange is permitted, and that upon exchange the Notes will not be restricted under the Securities Act, is furnished to the Registrar.

                  (ii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in an Unrestricted Global Note may, in the circumstances described in Section 2.07(a), exchange such beneficial interest for an Unrestricted Definitive Note.

         Any exchange pursuant to this Section 2.07(c) shall satisfy the requirements of Section 2.07(b)(ii). In any such case, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(g) hereof, and the Company shall execute and the Trustee, upon receipt of an Issuer Order in accordance with the Indenture, shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

         (d) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.07(d), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(d).

                  (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule
                  144A, then the transferor must deliver a letter in the form of Exhibit B with the certification set forth in paragraph 1 thereof completed,

                           (B) if the transfer will be made to a Non-U.S. Person
                  in an offshore transaction in accordance with Rule 903 or 904 under the Securities Act, then the transferor must deliver a letter in the form of Exhibit B with the certification set forth in paragraph 2 thereof completed; and

                           (C) if the transfer will be made pursuant to any
                  other exemption from the registration requirements of the Securities Act, then the transferor must deliver an Opinion of Counsel and/or other certification in form and substance acceptable to the Registrar and the Company.

                  (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal, that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by a Participating
                  Broker Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) such transfer is effected pursuant to Rule 144 of
                  the Securities Act, a letter in the form of Exhibit B with the certification set forth in paragraph 3(a) thereof completed, and, if the Trustee and the Registrar so request or the Applicable Procedures so require, an Opinion of Counsel to the effect that the transfer is permitted, and that upon transfer the Notes will not be restricted under the Securities Act, is furnished to the Trustee and Registrar.

                  (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (e) Exchange Offer; Shelf Registration Statement

                  (i) Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Issuer Order in accordance with the Indenture, the Trustee shall authenticate (x) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Rule 144A Global Notes and Regulation S Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (A) they are not broker-dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (y) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Rule 144A Global Notes and/or Regulation S Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall, upon receipt of an Issuer Order in accordance with the Indenture, authenticate and deliver to the Persons designated by the Holders of the Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

                  (ii) Following the effectiveness of a Shelf Registration Statement the Company shall issue and, upon receipt of an Issuer Order in accordance with the Indenture, the Trustee shall authenticate from time to time (x) one or more Unrestricted Global Notes, or, if there shall be at the time one or more Unrestricted Global Notes outstanding and such increase can be effected in accordance with Applicable Procedures, the Trustee shall increase or cause to be increased the aggregate principal amount thereof, in each case in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Notes sold by Persons that certify as to the consummation of such sale under the Shelf Registration Statement in a manner acceptable to the Trustee and the Company and (y) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes sold by Persons that certify as to the consummation of such sale under the Shelf Registration Statement in a manner acceptable to the Trustee and the Company. Concurrently with the issuance of such Unrestricted Global Notes, the Trustee shall cause the aggregate principal amount of the applicable Rule 144A Global Notes and/or the Regulation S Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall, upon receipt of an Issuer Order in accordance with the Indenture, authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so sold Unrestricted Definitive Notes in the appropriate principal amount.

         (f) Legends.

         The following legends shall appear on the face of all Global Notes and Definitive Notes issued under the Indenture unless specifically stated otherwise in the applicable provisions of the Indenture.

                  (i) Private Placement Legend. (A) Except as permitted by subparagraph (B) below, each Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE WILLIAMS COMPANIES, INC. THAT (a) THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO THE WILLIAMS COMPANIES, INC., (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS

INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (5) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURIITES ACT, SUBJECT, IN THE CASE OF CLAUSES (2), (4) OR (5), TO THE RECEIPT BY THE WILLIAMS COMPANIES, INC. OF AN OPINION OF COUNSEL OR SUCH OTHER EVIDENCE ACCEPTABLE TO THE WILLIAMS COMPANIES, INC. THAT SUCH RESALE, PLEDGE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURIITES ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND THAT (b) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO HEREIN AND DELIVER TO THE TRANSFEREE (OTHER THAN A QUALIFIED INSTITUTIONAL BUYER) PRIOR TO THE SALE A COPY OF THE TRANSFER RESTRICTIONS APPLICABLE HERETO (COPIES OF WHICH MAY BE OBTAINED FROM THE TRUSTEE).

         THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

         BECAUSE OF THE FOREGOING RESTRICTIONS, PURCHASERS ARE ADVISED TO CONSULT LEGAL COUNSEL PRIOR TO MAKING ANY RESALE, PELDGE OR TRANSFER OF ANY OF THE NOTES. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME."

                           (B) Notwithstanding the foregoing, any Note which is
                  (i) a Regulation S Global Note (and any Note issued in exchange therefor or substitution thereof) after the Restricted Period, (ii) a Note which has been exchanged or transferred pursuant to the Exchange Offer Registration Statement or the Shelf Registration Statement, or (iii) a Note which has been transferred in accordance with Rule 144, provided that in such case an Opinion of Counsel is delivered which states that the Note does not have to bear the Private Placement Legend in the cases where such opinion is required under this Indenture, shall not bear the Private Placement Legend.

                  (ii) Regulation S Global Note Legend. The Regulation S Global Note shall bear a legend in substantially the following form:

         "THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERMS IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

         DURING THE RESTRICTED PERIOD (AS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF), INTERESTS IN THIS REGULATION S GLOBAL NOTE MAY ONLY BE HELD THROUGH EUROCLEAR AND CLEARSTREAM, LUXEMBOURG."

         (g) Cancellation and/or Adjustment of Global Notes.

         At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary to reflect such increase.

         The Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under the Indenture, this Seventh Supplemental Indenture or under applicable law with respect to any transfer or exchange of any interest in any Note (including any transfers between or among Participants, Indirect Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture or this Seventh Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                                    ARTICLE 3
                               EXECUTION OF NOTES

         Section 3.01. Execution of Notes. The Notes shall be executed as follows:

         The Notes shall be signed on behalf of the Company by its Chairman of the Board, its President, one of its Vice Presidents or its Treasurer, under its corporate seal which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Notes. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Note that has been duly authenticated and delivered by the Trustee.

         In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Note so signed shall be authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Note had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution and delivery of this Seventh Supplemental Indenture any such person was not such an officer.

                                    ARTICLE 4
                            MISCELLANEOUS PROVISIONS

         Section 4.01. Ratification. The Indenture, as supplemented and amended by this Seventh Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

         Section 4.02. Counterparts. This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

         Section 4.03. Applicable Procedures. Notwithstanding anything else herein, the Company shall not be required to permit a transfer to a Global Note that is not permitted by the Applicable Procedures.

         Section 4.04. Governing Law. THIS SEVENTH SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF

         NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

         Section 4.05. Counterparts. The Seventh Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute on and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first written above.


                                       THE WILLIAMS COMPANIES, INC.,


                                       By:       /s/ JAMES G. IVEY
                                          --------------------------------------
                                          Name:  James G. Ivey
                                          Title: Treasurer

                                       BANK ONE TRUST COMPANY, N.A.,
                                          as Trustee


                                       By:       /s/ CHRISTOPHER HOLLY
                                          --------------------------------------
                                          Name:  Christopher Holly
                                          Title: